EXHIBIT 10.19

                           ENZON PHARMACEUTICALS, INC.

                      NON-INCENTIVE STOCK OPTION AGREEMENT

      This Non-Incentive Stock Option Agreement (the "Agreement") is made this 3rd day of December, 2002, by and between Enzon Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Arthur J. Higgins an individual resident of Illinois ("Employee").

      WITNESSETH, THAT:

      WHEREAS, the Company has adopted the Enzon Pharmaceuticals, Inc. 2001 Incentive Stock Plan (the "Plan") which permits issuance of stock options for the purchase of shares of common stock of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan.

      NOW THEREFORE, in accordance with the terms and conditions of the Plan and the mutual covenants herein contained, the parties hereto agree as follows:

      1. Grant of Option. The Company hereby grants Employee the right and option (the "Option") to purchase all or any part of an aggregate of two hundred thousand (200,000) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the price of $17.80 per share (the "Option Price") on the terms and conditions set forth in this Agreement and in the Plan. It is understood and agreed that the Option Price is the per share Fair Market Value (as defined in the Plan) of the Common Stock as of December 3, 2002, the date that the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of the Company granted the Option to the Employee (the "Grant Date"). The Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option is issued pursuant to the Plan and is subject to its terms. A copy of the Plan will be furnished upon request of Employee.

      Except as otherwise provided in Section 3 hereof, once the Option becomes exercisable it shall remain exercisable until 5:00 pm New York City time on the tenth (10th) anniversary of the Grant Date (the "Expiration Date"). Employee shall not have any of the rights of a shareholder with respect to the shares subject to the Option until such shares shall be issued to Employee upon the proper exercise of the Option.

      2.    Vesting of Option Rights.

            (a) Except as otherwise provided in Sections 3 or 4 of this Agreement, the Option may be exercised by Employee in accordance with the following schedule:

                                                     Number of shares
                                                     ---------------------------
                                                     with respect to which
On or after each of                                  ---------------------------
the following dates:                                 the Option is exercisable:
------------------------                             ---------------------------

December 3, 2003                                                200,000

      3. Exercise of Option upon Termination of Employment or Upon Change in Control. The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its subsidiaries, except that:

            (a) In the event the Company terminates Employee's employment as the Company's President and Chief Executive Officer without Cause pursuant to
      Section 9(a)(iv) of the Employment Agreement between the Company and Employee, dated as of May 9, 2001, as amended as of May 23, 2001 (the "Employment Agreement"), or Employee terminates such employment for Good Reason pursuant to Section 9(c) of the Employment Agreement:

                  (i) prior to December 3, 2003 and the Option has not otherwise vested pursuant to Section 3 hereof, the Option granted to Employee pursuant to Section 1 hereof will be of no further force or effect; provided however that the Option shall vest and become exercisable as to a pro rated portion (based on the portion of the year between the Grant Date and December 3, 2003 during which Employee is employed by the Company) of the shares subject to the Option and such Option shall remain exercisable as to such shares until the expiration date; or

                  (ii) on or subsequent to December 3, 2003 or such earlier date on which the Option has vested pursuant to this Section 3, the Option granted to Employee pursuant to Section 1 hereof will remain exercisable until its expiration date.

            (b) In the event the Company terminates Employee's employment as the Company's President and Chief Executive Officer for Cause pursuant to
      Section 9(a)(iii) of the Employment Agreement:

                  (i) prior to December 3, 2003, the Option granted to Employee pursuant to Section 1 hereof will terminate as of the date of such termination and will be of no further force and effect; or

                  (ii) on or subsequent to December 3, 2003, the Option granted to Employee pursuant to Section 1 hereof shall remain exercisable for a period of six months following such termination of employment.

            (c) In the event Employee's employment as the Company's President and Chief Executive Officer is terminated as a result of Employee's death or on account of Employee's disability pursuant to Section 9(a)(ii) of the Employment Agreement, the Option granted to Employee pursuant to Section 1 hereof shall vest on December 3, 2003, and shall remain exercisable, until the earlier of (A) three years from the date of such termination of employment and (B) the Expiration Date.


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

            (d) In the event Employee voluntarily terminates his employment as the Company's President and Chief Executive Officer, other than for Good
      Reason:

                  (i) prior to December 3, 2003 and the Option has not otherwise vested pursuant to Section 3 hereof, the Option granted to Employee pursuant to Section 1 hereof will terminate as of the date of such termination and will be of no further force and effect; or

                  (ii) on or subsequent to December 3, 2003 or such earlier date on which the Option has vested pursuant to this Section 3, the Option granted to Employee pursuant to Section 1 hereof shall remain exercisable for a period of six months following such termination.

            (e) Upon a Change in Control (as defined in Section 9(d) of the Employment Agreement) which occurs while Employee is employed by the Company this Option, to the extent it has not already vested, shall vest in its entirety immediately prior to the effective date of such Change in Control and the Option shall remain exercisable in accordance with the terms herein.

            (f) Each time that all or a portion of this Option is exercised, 50% of the shares (after deducting any shares used or sold by Employee to pay any applicable taxes in connection with such exercise) of Common Stock received by Employee from such exercise on the date of such exercise (the "Exercise Date") shall be held by Employee for three years from the Exercise Date and the stock certificates representing such shares shall bear appropriate legends reflecting such restriction on sale; provided, however, the Compensation Committee, in its sole discretion, may waive such restriction on transfer and all or a portion of such shares may be sold or transferred prior to the expiration of such three year period. Nothing in this Section 3(f) shall prevent Employee from accepting a payment of cash, other property or securities in consideration for the shares of Common Stock issued upon exercise of this Option in connection with a Change in Control or other event described in Section 5(e), provided that the restrictions on transfer set forth in this Section 3(f) shall continue to apply to any securities received by Employee in connection with any such Change in Control unless Employee terminates employment and these restrictions cease to apply as provided in Section 3(g).

            (g) Notwithstanding Section 3(f) above, if Employee is terminated pursuant to Sections 3(a), 3(c) or 3(e) above, the Section 3(f) restriction on transfer will automatically cease and so long as all federal and state securities laws are adhered to, any shares which Employee receives or has received pursuant to the exercise of the Option granted pursuant to Section 1 hereof may be immediately sold or transferred.

            (h) Notwithstanding anything to the contrary in this Agreement or the Employment Agreement, the Compensation Committee or the Board, in its sole discretion, may waive any of the restrictions on vesting of the Option set forth in this Section 3 in order to accelerate the


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

      vesting of all or a portion of the Option as the Compensation Committee or the Board so determines in its sole discretion.

            (i) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the Expiration Date.

            (j) The Option may only be transferred or assigned in accordance with subsection 6(d) of this Agreement.

            (k) if upon a Change in Control or any of the events described in
      Section 5(e) (each a "Section 5(e) Event") the shares of Common Stock issuable upon exercise of this Option are replaced with other equity securities, such other securities must be registered under the Securities Act of 1933 and be freely transferable under all applicable federal and state securities laws and regulations. In such event, the number of shares issuable upon exercise of this Option shall be determined by using the exchange ratio used for other outstanding shares of the Company's Common Stock in connection with the Change in Control or Section 5(e) Event, or if there is no such ratio, an exchange ratio to be determined by the Compensation Committee or the Board, and the exercise price per share shall be adjusted accordingly so as to preserve the same economic value in this Option as existed prior to the Change in Control or Section 5(e) Event. Also in the event of any such Change in Control or Section 5(e) Event, all references herein to the Common Stock shall thereafter be deemed to refer to the replacement equity securities issuable upon exercise of this Option, references to the Company shall thereafter be deemed to refer to the issuer of such replacement securities, and all other terms of this Option shall continue in effect except as and to the extent modified by this Section 3.

      4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by Employee or other proper party serving written notice of exercise on the Company at its principal office within the period during which the Option is exercisable as provided in this Agreement. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option Price for all shares designated in the notice. Payment of the Option Price shall be made in cash (including bank check, personal check or money order payable to the Company), or, with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company's Common Stock already owned by Employee having a Fair Market Value equal to the full purchase price of the shares being acquired or a combination of cash and such shares.

      5. Miscellaneous.

            (a) In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

            (b) Neither the Plan nor this Agreement shall (i) be deemed to give any individual a right to remain an employee of the Company, (ii) restrict the right of the Company to discharge any employee, with or without cause, or (iii) be deemed to be a written contract of employment.


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

            (c) The exercise of all or any parts of the Option shall only be effective at such time that the sale of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

            (d) The Option shall not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 3(c), and, except for as provided in the Plan or this Agreement, during the Employee's lifetime the Option is exercisable only by the Employee. Notwithstanding the foregoing, Employee may transfer the Option to any Family Member, provided, however, that (i) Employee may not receive any consideration for such transfer, (ii) the Family Member must agree in writing not to make any subsequent transfers of the Option other than by will or the laws of the descent and distribution and (iii) the Company receives prior written notice of such transfer. For purposes of this subsection 7(d) the definition of Family Member shall be the definition adopted by the Committee administering the Plan as of the date of the attempted transfer of the Option.

            (e) If there shall be any change in the Common Stock subject to the Option through merger, consolidation, reorganization, recapitalization, dividend or other distribution, stock split or other similar corporate transaction or event of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the Option rights granted hereunder; provided, however, that the number of shares subject to the Option shall always be a whole number.

            (f) The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company's Common Stock as will be sufficient to satisfy the requirements of this agreement.

            (g) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

            (h) The Company, in its sole and absolute discretion, may allow Employee to satisfy Employee's federal and state income tax withholding obligations upon exercise of the Option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of the Option with a Fair Market Value equal to such taxes, in accordance with such rules.


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

            (i) This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and upon Employee, his administrator, executor, personal representative, successors and heirs.

            (j) Except as provided in Section 3(h), no change to or modification of this Agreement shall be valid unless it is in writing and signed by the Company and Employee.

      IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

                                          ENZON PHARMACEUTICALS, INC.


                                          -----------------------------------
                                          By:
                                             --------------------------------
                                          Its:
                                             --------------------------------

                                          EMPLOYEE:

                                          -----------------------------------
                                          Name:


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